Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 (File No. 333-295694) of Tian’an Technology Group Ltd. of our report dated May 21, 2026, relating to the consolidated financial statements of Tian’an Technology Group Ltd. and Subsidiaries as of December 31, 2025 and 2024 and for the years then ended, appearing in the prospectus, which is part of such Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such prospectus.

/s/ HHC

Forest Hills, New York

October 21, 2026